AMENDED SCHEDULE A TO THE

GLOBAL CUSTODIAL SERVICES AGREEMENT BETWEEN

FORUM FUNDS AND CITIBANK N.A.

SCHEDULE A

LIST OF PORTFOLIOS

As of August 10, 2011

Absolute Strategies Fund
Absolute Opportunities Fund
ICICI India Dynamic Fund
Merk Hard Currency Fund
Merk Asian Currency Fund
Merk Absolute Return Currency Fund
Merk Currency Enhanced U.S. Equity Fund

FORUM FUNDS

                                                                                               /s/ Karen Shaw
Karen Shaw
Treasurer

Citibank, N.A.

/s/ Marc Fryberg
Name: Marc Fryberg
Title: Director